EXHIBIT 1.1


                          1,400,000 SHARES COMMON STOCK

                        INDUSTRIAL RUBBER PRODUCTS, INC.

                             UNDERWRITING AGREEMENT

______________________, 1998

R. J. Steichen & Company
   As Representative of the Several Underwriters
One Financial Plaza, Suite 100
Minneapolis, MN  55402-2543

Dear Ladies and Gentlemen:

         Industrial Rubber Products, Inc., a Minnesota corporation (the "Company"), hereby confirms its agreement to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters"), for which R. J. Steichen & Company is acting as the representative (in such capacity, the "Representative"), an aggregate of 1,400,000 shares of authorized but unissued common stock, par value $.001 per share, of the Company (the "Common Stock"). Such 1,400,000 shares of Common Stock are collectively referred to in this Agreement as the "Firm Shares." The Company also hereby confirms its agreement to issue and sell to the Underwriters an aggregate of up to 210,000 additional shares of Common Stock upon the request of the Representative solely for the purpose of covering overallotments. Such additional shares are referred to in this Agreement as the "Option Shares." The Firm Shares and the Option Shares are collectively referred to herein as the "Shares." Further, the Company hereby confirms its agreement to issue to the Representative warrants for the purchase of a total of 140,000 shares as described in Section 5 hereof (the "Representative's Warrants"), assuming purchase by the Underwriters of the Firm Shares. The shares issuable upon exercise of the Representative's Warrants are referred to as the "Warrant Shares."

         The Company hereby confirms the arrangements with respect to the purchase, severally and not jointly, by each of the Underwriters the number of the Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares purchased if the overallotment option is exercised in whole or in part. The Company has been advised and hereby acknowledges that R. J. Steichen & Company has been duly authorized to act as the representative of the Underwriters. As used in this Agreement, the term "Underwriter" refers to any individual member of the underwriting syndicate and includes any party substituted for an Underwriter under Section 9 hereof.

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         1. Representations and Warranties of the Company. The Company
represents and warrants to and agrees with each of the several Underwriters as follows:

                  (a) A registration statement on Form SB-2 with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") thereunder and has been filed with the SEC under the 1933 Act. The Company has filed such amendments to the registration statement and such amended preliminary prospectuses as may have been required to be filed to the date hereof. If the Company has elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (provided the Representative has consented to such filing). If the Company has elected to rely upon Rule 430A, it will prepare and timely file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Copies of such registration statement and each pre-effective amendment thereto, and each related preliminary prospectus have been delivered by the Company to the Representative. Such registration statement, as amended or supplemented, including all prospectuses included as a part thereof, financial schedules, exhibits, the information (if any) deemed to be part thereof pursuant to Rules 430A and 434 under the 1933 Act and any registration statement filed pursuant to Rule 462 under the 1933 Act, is herein referred to as the "Registration Statement." The term "Prospectus" as used herein shall mean the final prospectus, as amended or supplemented, included as a part of the Registration Statement on file with the SEC when it becomes effective; provided, however, that if a prospectus is filed by the Company pursuant to Rules 424(b) and 430A or a term sheet is filed by the Company pursuant to Rule 434 under the 1933 Act, the term "Prospectus" as used herein shall mean the prospectus so filed pursuant to Rules 424(b) and 430A) and the term sheet so filed pursuant to Rule 434. The term "Preliminary Prospectus" as used herein means any prospectus, as amended or supplemented, used prior to the Effective Date (as defined in Section 4(a) hereof) and included as a part of the Registration Statement, including any prospectus filed with the SEC pursuant to Rule 424(a).

                  (b) Neither the SEC nor any state securities division has issued any order preventing or suspending the use of any Preliminary Prospectus, or issued a stop order with respect to the offering of the Shares or requiring the recirculation of a Preliminary Prospectus and, to the best knowledge of the Company, no proceeding for any such purpose has been initiated or threatened. Each part of the Registration Statement, when such part became or becomes effective, each Preliminary Prospectus, on the date of filing with the SEC, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the SEC and on any Closing Date (as defined in Section 3 hereof), as the case may be, conformed or will conform in all material respects with the requirements of the 1933 Act and the Rules and Regulations and the securities laws ("Blue Sky Laws") of the states where the Shares are to be sold (the "States") and contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act, the Rules

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         and Regulations and the Blue Sky Laws of the States. When the
         Registration Statement became or becomes effective and when any post-effective amendments thereto shall become effective, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither any Preliminary Prospectus, on the date of filing thereof with the SEC, nor the Prospectus or any amendment or supplement thereto, on the date of filing thereof with the SEC and on the First and Second Closing Dates, contained or will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this Subsection 1(b) shall apply to statements in, or omissions from, the Registration Statement, Preliminary Prospectus or the Prospectus, or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by the Underwriters specifically for use in the preparation of the Registration Statement, Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto. There is no contract or other document of the Company of a character required by the 1933 Act or the Rules and Regulations to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, that has not been described or filed as required. The descriptions of all such contracts and documents or references thereto are correct and include the information required under the 1933 Act and the Rules and Regulations.

                  (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with full corporate power and authority, to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or lease of its properties, or the conduct of its business, requires such qualification and in which the failure to be qualified or in good standing would have a material adverse effect on the business of the Company. The Company has all necessary and material authorizations, approvals and orders of and from all governmental regulatory officials and bodies to own its properties and to conduct its business as described in the Registration Statement and Prospectus, and is conducting its business in substantial compliance with all applicable material laws, rules and regulations of the jurisdictions in which it is conducting business. The Company holds all licenses, certificates, permits, authorizations, approvals and orders of and from all state, federal and other governmental regulatory officials and bodies necessary to own its properties and to conduct its business as described in the Registration Statement and Prospectus, or has obtained waivers from any such applicable requirements from the appropriate state, federal or other regulatory authorities. All such licenses, permits, approvals, certificates, consents, orders and other authorizations are in full force and effect, and the Company has not received notice of any proceeding or action relating to the revocation or modification of any such license, permit, approval, certificate, consent, order or other authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might materially and adversely affect the conduct of the business or the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company.

                  (d) The Company has no subsidiaries and is not affiliated with any other Company or business entity, except as disclosed in the Prospectus.

                  (e) The Company is not in violation of its Articles of Incorporation, as amended, or Bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or its properties are bound, and there does not exist any state of facts which constitutes an event of default on the part of the Company or which, with notice or lapse of time or both, would constitute such an event of default. The Company is not, to the best of its knowledge after due inquiry, in violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, which violation is material to the business of the Company.

                  (f) The Company has full requisite power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and will be a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, if and when this Agreement shall have become effective in accordance with Section 8, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance and except as the enforceability of the indemnification or contribution provisions hereof may be affected by applicable federal or state securities laws. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note, agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the property or assets of the Company is bound, (ii) the Company's Articles of Incorporation, as amended, or Bylaws or (iii) any statute or any order, rule or regulation of any court, governmental agency or body having jurisdiction over the Company. No consent, approval, authorization or order of any court, governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as may be required under the 1933 Act, the Rules and Regulations, the Blue Sky Laws, the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and the rules and regulations of Nasdaq.

                  (g) Except as is otherwise expressly stated in the Registration Statement or Prospectus, there are no actions, suits or proceedings pending before any court or governmental agency, authority or body to which the Company is a party or of which the business or property of the Company is the subject which might result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company, materially and adversely affect its properties or assets or prevent consummation of the transactions contemplated by this Agreement; and, to the best of the Company's knowledge, no such actions, suits or proceedings are threatened except as is otherwise expressly stated in the Registration Statement or Prospectus. The Company is not aware of any facts which would form the basis for the assertion of any material claim or liability which are not disclosed in the Registration Statement or the Prospectus or adequately reserved for in the financial statements which are a part thereof, except for such claims or liabilities which are not currently expected to have a material adverse effect on the condition (financial or otherwise) or the earnings, affairs or business prospects of the Company. All pending legal or governmental proceedings to which the Company is a party or to which any of its property is subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company.

                  (h) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus. The outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The Shares conform in substance to all statements relating thereto contained in the Registration Statement and Prospectus. The Shares to be sold by the Company hereunder have been duly authorized and, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. No preemptive rights or similar rights of any security holders of the Company exist with respect to the issuance and sale of the Shares by the Company or exercise of the Representative's Warrants. Except as disclosed in the Prospectus, the Company has received waivers from each security holder that has the right to require the Company to register under the 1933 Act any securities of any nature owned or held by such person either in connection with the transactions contemplated by this Agreement or after a demand for registration by such holder. Upon payment for and delivery of the Shares pursuant to this Agreement, the Underwriters will acquire the Shares, free and clear of all liens, encumbrances or claims. The certificates evidencing the Shares will comply as to form with all applicable provisions of the laws of the State of Minnesota. Except as set forth in any part of the Registration Statement, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Stock or other securities of the Company, or any such warrants, convertible securities or obligations.

                  (i) The Representative's Warrants and the Warrant Shares have been duly authorized. The Representative's Warrants, when issued and delivered to the Representa-tive, will constitute valid and binding obligations of the Company in accordance with their terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance. The Warrant Shares when issued in accordance with the terms of this Agreement and pursuant to the Representative's Warrants, will be validly issued, fully paid and nonassessable and subject to no preemptive rights or similar rights on the part of any person or entity. A sufficient number of shares of Common Stock of the Company have been reserved for issuance by the Company upon exercise of the Representative's Warrants.

                  (j) McGladrey & Pullen, LLP, whose reports appear in the Registration Statement and Prospectus, are independent accountants within the meaning of the 1933 Act and the Rules and Regulations. The financial statements of the Company, together with the related notes, forming part of the Registration Statement and Prospectus (the "Financial Statements"), fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply. The Financial Statements are accurate, complete and correct and have been prepared in accordance with the 1933 Act, the Rules and Regulations and generally accepted accounting principles ("GAAP"), consistently applied throughout the periods involved, except as may be otherwise stated therein. The summaries of the Financial Statements and the other financial, statistical and related notes set forth in the Registration Statement and the Prospectus are (i) accurate and correct and fairly present the information purported to be shown thereby as of the dates and for the periods indicated on a basis consistent with the audited financial statements of the Company and (ii) in compliance in all material respects with the requirements of the 1933 Act and the Rules and Regulations.

                  (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and at any Closing Date, except as is otherwise disclosed in the Registration Statement or Prospectus, there has not been:

                           (i) any change in the capital stock or long-term debt
                  (including any capitalized lease obligation), or increase in the short-term debt of the Company;

                           (ii) any issuance of options, warrants, convertible
                  securities or other rights to purchase the capital stock of the Company;

                           (iii) any adverse change, or any development
                  involving a material adverse change, in or affecting the business, business prospects, properties, assets, patents or patent applications (including those of the Company and those relating to devices or technologies licensed to the Company), management, financial position, stockholders' equity, results of operations or general condition of the Company;

                           (iv) any material transaction entered into by the
                  Company;

                           (v) any material obligation, direct or contingent,
                  incurred by the Company, except obligations incurred in the ordinary course of business that, in the aggregate, are not material; or

                           (vi) any dividend or distribution of any kind
                  declared, paid or made on the Company's capital stock.

                  (l) Except as is otherwise disclosed in the Registration Statement or Prospectus, the Company has good and marketable title to all of the property, real and personal, described in the Registration Statement or Prospectus as being owned by the Company, free and clear of all liens, encumbrances, equities, charges or claims, except as do not materially interfere with the uses made and to be made by the Company of such property or as disclosed in the Financial Statements. Except as is otherwise disclosed in the Registration Statement or Prospectus, the Company has valid and binding leases to the real and personal property described in the Registration Statement or Prospectus as being under lease to the Company, except as to those leases which are not material to the Company or the lack of enforceability of which would not materially interfere with the use made and to be made by the Company of such leased property.

                  (m) There has been no unlawful storage, treatment or disposal of waste by the Company at any of the facilities owned or leased thereby, except for such violations which would not have a material adverse effect on the condition, (financial or otherwise) or the shareholders' equity, results of operation, business, properties or prospects of the Company. There has been no material spill, discharge, leak, emission, ejection, escape, dumping or release of any kind onto the properties owned or leased by the Company, or into the environment surrounding those properties, of any toxic or hazardous substances, as defined under any federal, state or local regulations, laws or statutes, except for those releases either permissible under such regulations, laws or statutes or otherwise allowable under applicable permits or which would not have a material adverse effect on the condition (financial or otherwise) or the shareholders' equity, results of operation, business, properties or prospects of the Company.

                  (n) The Company has filed all necessary federal and state income and franchise tax returns and paid all taxes shown as due thereon. The Company is not in default in the payment of any taxes and has no knowledge of any tax deficiency which might be asserted against it which would materially and adversely affect the Company's business or properties.

                  (o) No labor disturbance by the employees of the Company exists or, to the best of the Company's knowledge, is imminent which could reasonably be expected to have a material adverse effect on the conduct of the business, operations, financial condition or income of the Company.

                  (p) Except as disclosed in the Prospectus:

                           (i) The Company owns or possesses the unrestricted
                  rights to use all patents, copyrights, trademarks, trade secrets and proprietary rights or information necessary for the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company and for the conduct of its present or intended business as described in the Prospectus. There are no pending legal, governmental or administrative proceedings relating to patents, copyrights, trademarks or proprietary rights or information to which the Company is a party or to which any property of the Company is subject and no such proceedings are, to the best of the Company's knowledge, threatened or contemplated against the Company by any governmental agency or authority or others. The Company has not received any notice of conflict with asserted rights of others. The Company is not using any confidential information or trade secrets of any third party without such party's consent.

                           (ii) The Company does not infringe upon the right or
                  claimed rights of any person under or with respect to any of the intangible rights listed in the preceding subsection. The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

                  (q) The Company intends to apply the proceeds from the sale of the Shares by it to the purposes and substantially in the manner set forth in the Prospectus.

                  (r) The Company has no defined benefit pension plan or other pension benefit plan, which is intended to comply with the provisions of the Employee Retirement Income Security Act of 1974 as amended from time to time, except as disclosed in the Registration Statement.

                  (s) To the best of the Company's knowledge, no person is entitled, directly or indirectly, to compensation from the Company or the Underwriters for services as a finder in connection with the transactions contemplated by this Agreement.

                  (t) The conditions for use of a Registration Statement on Form SB-2 for the distribution of the Shares have been satisfied with respect to the Company.

                  (u) The Company has not taken and will not take, directly or indirectly, any action (and does not know of any action by its directors, officers, stockholders, or others) which has constituted or is designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation, as defined in the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (v) The Company has not sold any securities in violation of
         Section 5 of the 1933 Act.

                  (w) The Company maintains insurance, which is in full force and effect, of the types and in the amounts adequate for its business and in line with the insurance maintained by similar companies and businesses.

                  (x) The Company hereby represents that, as of the date hereof, it has complied with all provisions of Section 517.075, Florida Statutes and Rule 3E-900-001 of the Rules of the Florida Department of Banking and Finance, Division of Securities, copies of which are attached hereto.

                  (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP.

                  (z) All material transactions between the Company and its stockholders who beneficially own more than 5% of any class of the Company's voting securities have been accurately disclosed in the Prospectus, and the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties.

                  (aa) The Company has obtained a written agreement, enforceable by the Representative from each of the officers and directors and the sole existing stockholder of the Company, that for one year following the Effective Date, such person will not, without the Representative's prior written consent, sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, other than by gift to donees who agree to be bound by the same restriction or by will or the laws of descent, any of his or her Common Stock, or any options, warrants or rights to purchase Common Stock or any shares of Common Stock received upon exercise of any options, warrants or rights to purchase Common Stock, all of which are beneficially held by such persons during the 180-day period.

                  (bb) The Common Stock of the Company has been approved by Nasdaq for trading on its Small Cap Market following effectiveness of the Registration Statement.

                  (cc) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

                  (dd) To the Company's knowledge, none of the Company's officers, directors or security holders has any affiliations with the NASD, except as set forth in the Registration Statement or as otherwise disclosed in writing to the Representative.

                  (ee) The Company is not, and upon completion of the sale of the Shares contemplated hereby will not be required to, register as an "investment company" under the Investment Company Act of 1940, as amended.

                  (ff) Any certificate signed by any officer of the Company and delivered to the Representative or counsel to the Underwriters shall be deemed to be a representation and warranty of the Company to each Underwriter as to the matters covered thereby.

         2. Purchase, Sale, Delivery and Payment.

                  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at $5.00 per Share (net of underwriting discounts and commissions of $.3750 per Share) the respective amount of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto. The Underwriters will collectively purchase all of the Firm Shares if any are purchased.

                  (b) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase an aggregate of the Option Shares at the same purchase price as the Firm Shares for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 45 days after the Effective Date (as defined in
         Section 4(a) hereof) upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option and the date on which certificates for such Option Shares are to be delivered. Option Shares shall be purchased severally for the account of each Underwriter in proportion to the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The option granted hereby may be canceled by the Representative as to the Option Shares for which the option is unexercised at any time prior to the expiration of the 45-day period upon notice to the Company.

                  (c) The Company will deliver the Firm Shares to the Representative at the offices of Fredrikson & Byron, P.A., unless some other place is agreed upon, at 10:00 A.M., Minneapolis time, against payment of the purchase price at the same place, on the third full business day after trading the Shares has commenced (but not more than ten full business days after the date the Registration Statement is declared effective), or such earlier time as may be agreed upon between the Representative and the Company. Such time and place is herein referred to as the "First Closing Date."

                  (d) The Company will deliver the Option Shares being purchased by the Underwriters to the Representative at the offices of Fredrikson & Byron, P.A. set forth in Section 2(c) above, unless some other place is agreed upon, at 10:00 a.m., Minneapolis time, against payment of the purchase price at the same place, on the date determined by the Representative and of which the Company has received notice as provided in Section 2(b), which shall not be earlier than one nor later than three full business days after the exercise of the option as set forth in Section 2(b), or at such other time not later than ten full business days thereafter as may be agreed upon by the Representative and the Company, such time and date being herein referred to as the "Second Closing Date." The First and Second Closing Dates are collectively referred to herein as the "Closing Date."

                  (e) Certificates for the Shares to be delivered will be registered in such names and issued in such denominations as the Underwriters shall request of the Company at least two full business days prior to the First Closing Date or the Second Closing Date, as the case may be. The certificates will be made available to the Underwriters in definitive form for the purpose of inspection and packaging at least 24 hours prior to each respective Closing Date.

                  (f) Payment for the Shares shall be made, against delivery to the Representative or its designated agent, of certificates for the Shares by wire transfer to a designated account of the Company.

                  (g) The Underwriters will make a public offering of the Shares directly to the public (which may include selected dealers who are members in good standing with the NASD or foreign dealers not eligible for membership in the NASD but who have agreed to abide by the interpretation of the NASD's Board of Governor's with respect to free-riding and withholding) as soon as the Underwriters deem practicable after the Registration Statement becomes effective at the Price to Public set forth in Section 2(a) above, subject to the terms and conditions of this Agreement and in accordance with the Prospectus. Such concessions from the public offering price may be allowed selected dealers of the NASD as the Underwriters determine, and the Underwriters will furnish the Company with such information about the distribution arrangements as may be necessary for inclusion in the Registration Statement. It is understood that the public offering price and concessions may vary after the initial public offering. The Underwriters shall offer and sell the Shares only in jurisdictions in which the offering of Shares has been duly registered or qualified, or is exempt from registration or qualification, and shall take reasonable measures to effect compliance with applicable state and local securities laws.

                  (h) On the First Closing Date, the Company shall issue and deliver to the Representative the Representative's Warrants.

                  (i) It is understood that the Representative, individually and not as the Representative, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for the Shares to be purchased by such Underwriter or Underwriters. No such payment by the Representative shall relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

         3. Further Agreements of the Company. The Company hereby covenants and agrees with each of the Underwriters as follows:

                  (a) If the Registration Statement has not become effective prior to the date hereof, the Company will use its best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible. The Company will notify the Representative promptly, after the Company shall receive notice thereof, of the time when the Registration Statement, or any subsequent amendment thereto, has become effective or any supplement to the Prospectus has been filed. Following the execution and delivery of this Agreement, the Company will prepare, and timely file or transmit for filing with the SEC in accordance with Rules 430A, 424(b) and 434, as applicable, copies of the Prospectus, or, if necessary, a post-effective amendment to the Registration Statement (including the Prospectus), in which event, the Company will take all necessary action to have such post-effective amendment declared effective as soon as possible. The Company will notify the Representative promptly upon the Company's obtaining knowledge of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and will use its best efforts to prevent the issuance of any stop order and, if a stop order is issued, to obtain as soon as possible the withdrawal or lifting thereof. The Company will promptly prepare and file at its own expense with the SEC any amendments of, or supplements to, the Registration Statement or the Prospectus which may be necessary in connection with the distribution of the Shares by the Underwriters. During the period when a Prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will promptly file any amendments of, or supplements to, the Registration Statement or the Prospectus which may be necessary to correct any untrue statement of a material fact or any omission to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will notify the Representative promptly of the receipt of any comments from the SEC regarding the Registration Statement or Prospectus or request by the SEC for any amendment thereof or supplement thereto or for any additional information. The Company will not file any amendment of, or supplement to, the Registration Statement or Prospectus, whether prior to or after the Effective Date, which shall not previously have been submitted to the Representative and its counsel a reasonable time prior to the proposed filing or to which the Representative shall have reasonably objected.

                  (b) The Company has used and will continue to use its best efforts to register or qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may designate and the Company will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification. In each jurisdiction in which the Shares shall have been registered or qualified as above provided, the Company will continue such registrations or qualifications in effect for so long as may be required for purposes of the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action which would subject it to the service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. In each jurisdiction where any of the Shares shall have been so qualified, the Company will file such statements and reports as are or may be reasonably required by the laws of such jurisdiction to continue such qualification in effect. The Company will notify the Representative immediately of, and confirm in writing, the suspension of qualification of the Shares or the threat of such action in any jurisdiction. The Company will use its best efforts to qualify or register its Common Stock for sale in nonissuer transactions under (or obtain exemptions from the application of) the securities laws of such states designated by the Representative (and thereby permit market-making transactions and secondary trading in its Common Stock in such states), and will comply with such securities laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

                  (c) The Company will furnish to the Representative, as soon as available, copies of the Registration Statement (one of which will be signed and which shall include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with
         Section 10(a)(3) of the 1933 Act, all in such quantities as the Representative may from time to time reasonably request prior to the printing of each such document. The Company specifically authorizes the Underwriters and all dealers to whom any of the Shares may be sold by the Underwriters to use and distribute copies of such Preliminary Prospectuses and Prospectuses in connection with the sale of the Shares as and to the extent permitted by the federal and applicable state and local securities laws.

                  (d) For as long as the Company has more than 100 beneficial owners, but in no event more than five years after the Effective Date, the Company will mail as soon as practicable to the holders of its Common Stock substantially the following documents, which documents shall be in compliance with this Section if they are in the form prescribed by the 1934 Act:

                  (i) within forty-five days after the end of the first three quarters of each fiscal year, copies of the quarterly unaudited statement of profit and loss and quarterly unaudited balance sheets of the Company and any material subsidiaries; and

                  (ii) within ninety days after the close of each fiscal year, appropriate financial statements as of the close of such fiscal year for the Company and any material subsidiary which shall be certified to by a nationally recognized firm of independent certified public accountants in such form as to disclose the Company's financial condition and the results of its operations for such fiscal year.

                  (e) For as long as the Company has more than 100 beneficial owners, but in no event more than five years after the Effective Date, the Company will furnish to the Representative (i) concurrently with furnishing such reports to its stockholders, the reports described in
         Section 3(d) hereof; (ii) as soon as they are available, copies of all other reports (financial or otherwise) mailed to security holders; and
         (iii) as soon as they are available, copies of all reports and financial statements furnished to, or filed with, the SEC, the NASD, any securities exchange or any state securities commission by the Company. During such period, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and any subsidiary or subsidiaries are consolidated and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                  (f) The Company will not, without the prior written consent of the Representative, which consent shall not be unreasonably withheld, sell or otherwise dispose of any capital stock or securities convertible or exercisable into capital stock of the Company (other than pursuant to currently outstanding options and warrants) during the twelve month period following the Effective Date. Prior to the Closing Date, the Company will not repurchase or otherwise acquire any of its capital stock or declare or pay any dividend or make any distribution on any class of its capital stock.

                  (g) Subject to the proviso set forth below, the Company shall be responsible for and pay all costs and expenses incident to the performance of its obligations under this Agreement including, without limiting the generality of the foregoing, (i) all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus and any amendments thereof or supplements to any of the foregoing; (ii) the issuance and delivery of the Shares, including taxes, if any; (iii) the cost of all certificates representing the Shares; (iv) the fees and expenses of the Transfer Agent for the Shares; (v) the fees and disbursements of counsel for the Company; (vi) all fees and other charges of the independent public accountants of the Company; (vii) the cost of furnishing and delivering to the Underwriters and dealers participating in the offering copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectuses, the Prospectus and any amendments of, or supplements to, any of the foregoing; (viii) the NASD filing and quotation fees; (ix) the fees and disbursements, including filing fees and all accountable fees and expenses of counsel for the Representative incurred in registering or qualifying the Shares for sale under the laws of such jurisdictions upon which the Representative and the Company may agree; and (x) a nonaccountable expense allowance to the Representative equal to 2% of the gross proceeds from the offering and sale of the Shares (the "Offering"). The Representative hereby acknowledge receipt of a $10,000 advance against the Representative's non-accountable expense allowance referred to in the preceding sentence. In the event this Agreement is terminated pursuant to Section 8 below, the Company shall remain obligated to pay the Representative its accountable expenses, including but not limited to travel expenses and expenses of its legal counsel, not to exceed $30,000. Further, if upon termination of this Agreement pursuant to Section 8 below, the Representative's actual accountable out-of-pocket expenses do not exceed the $10,000 advance against the Representative's accountable expense allowance, the portion of the advance not used will be reimbursed to the Company by the Representative.

                  (h) The Company will not take, and will use its best efforts to cause each of its officers and directors not to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (i) The Company will use its best efforts to maintain the listing of its Common Stock on the Nasdaq Small Cap Market.

                  (j) For a period of at least three years after the Effective Date, the Company will file with the SEC all reports and other documents as may be required by the 1933 Act, the Rules and Regulations and the 1934 Act.

                  (k) The Company will apply the proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus.

                  (l) Prior to or as of the First Closing Date, the Company shall have performed each condition to the Underwriters' obligations required to be performed by it pursuant to Section 4 hereof.

                  (m) Other than as permitted by the 1933 Act and the Rules and Regulations, the Company will not distribute any prospectus or other offering material in connection with the Offering.

                  (n) The Company will apply the net proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus.

                  (o) During the period ending 270 days from the Effective Date, the Company agrees that it will issue press releases, make public statements and respond to inquiries of the press and securities analysts only after conferring with its counsel and with the Representative.

                  (p) On First Closing Date, the Company shall grant to the Representative the Representative's Warrants, in substantially the form attached as Appendix A hereto.

                  (q) Prior to or as of either Closing Date, the Company shall have performed each condition to closing required to be performed by the Company pursuant to Section 4 hereof.

         4. Conditions of the Underwriters' Obligations. The respective obligations of the several Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy of the representations and warranties of the Company, in the case of the Firm Shares as of the date hereof and the First Closing Date (as if made on and as of the First Closing Date) and in the case of the Option Shares, as of the date hereof and the Second Closing Date (as if made on and as of the Second Closing Date), to the performance by the Company of its obligations hereunder, and to the satisfaction of the following additional conditions on or before the First Closing Date in the case of the Firm Shares and on or before the Second Closing Date in the case of the Option Shares:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M. Minneapolis time, on the first full business day following the date of this Agreement, or such later date as shall be consented to in writing by the Representative (the "Effective Date"). If the Company has elected to rely upon Rule 430A, the information concerning the price of the Shares and price-related information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the SEC for filing pursuant to Rule 424(b) within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Representative of such timely filing (or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the 1933 Act and the Rules and Regulations). No stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or the Representative, threatened by the SEC or any state securities commission or similar regulatory body. Any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters and their legal counsel. The NASD, upon review of the terms of the Offering, shall not have objected to the terms of the Underwriters' participation in the Offering.

                  (b) The Representative shall not have advised the Company that the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, contains any untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that this Section 4(b) shall not apply to statements in, or omissions from, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by any of the Underwriters specifically for use in the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement.

                  (c) Subsequent to the date as of which information is given the Registration Statement and Prospectus, there shall not have occurred any change, or any development involving a prospective change, which materially and adversely affects the business or properties of the Company and which, in the reasonable opinion of the Representative, materially and adversely affects the market for the Shares.

                  (d) The Representative shall have received the opinion of Johnson, Killen, Thibodeau & Seiler, P.A. and the opinion of Lommen, Nelson, Cole & Stageberg, P.A., counsel for the Company, dated as of such respective Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing in good standing under the laws of the State of Minnesota with the requisite corporate power to own, lease and operate its properties and conduct its business as described in the Prospectus; and is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification and in which the failure to be so qualified or in good standing would have a material adverse effect on its business. The activities of the Company are permitted under the 1933 Act, the Rules and Regulations and other applicable laws.

                           (ii) The number of authorized, issued and outstanding
                  shares of capital stock of the Company are as set forth under the caption "Capitalization" in the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Upon delivery of and payment for the Shares hereunder, the Underwriters will acquire the Shares free and clear of all liens, encumbrances or claims. To the best of such counsel's knowledge, no preemptive rights, contractual or otherwise, of securities holders of the Company exist with respect to the issuance or sale of the Shares by the Company pursuant to this Agreement or the issuance of the Warrant Shares upon exercise of the Representative's Warrants. To the best of such counsel's knowledge, no rights to require registration of shares of Common Stock or other securities of the Company exist which may be exercised in connection with the filing of the Registration Statement. The Shares, Representative's Warrants and Warrant Shares conform as to matters of law in all material respects to the description of such securities made in the Prospectus and such description accurately sets forth the material legal provisions thereof required to be set forth in the Prospectus.

                           (iii) The Shares have been duly authorized and, upon
                  delivery to the Underwriters against payment therefor, will be validly issued, fully paid and nonassessable.

                           (iv) The certificates evidencing the Shares comply as
                  to form with the applicable provisions of the laws of the State of Minnesota.

                           (v) The Representative's Warrants have been duly
                  authorized, executed and delivered by the Company and are the valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium, or other laws of general application affecting the rights of creditors generally and by judicial limitations on the right of specific performance and other equitable remedies. The Warrant Shares when issued in accordance with the terms of this Agreement and pursuant to the Representative's Warrants will be validly issued, fully paid and nonassessable. A sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Representative's Warrants.

                           (vi) The Registration Statement has become and is
                  effective under the 1933 Act, the Prospectus has been filed as required by Rule 424(b), if necessary and, to the best knowledge of such counsel, no stop orders suspending the effectiveness of the Registration Statement have been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

                           (vii) To the best of such counsel's knowledge, there
                  are no material legal or governmental proceedings of a character required by the 1933 Act and the Rules and Regulations to be described or referred to in the Registration Statement or Prospectus that are not described or referred to therein. All pending legal or governmental proceedings, if any, to which the Company is a party or to which any of its property is subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company.

                           (viii) No authorization, approval or consent of any
                  governmental authority or agency is necessary in connection with the issuance and sale of the Shares as contemplated under this Agreement, except such as may be required and obtained under the 1933 Act or under state or other securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

                           (ix) The Registration Statement, when it became
                  effective, the Prospectus and any amendments thereof or supplements thereto, (other than the financial statements and supporting financial and statistical data included or incorporated therein, as to which such counsel need express no opinion) on the date of filing or the date thereof, complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations, and the conditions for use of a registration statement on Form SB-2 for the distribution of shares have been satisfied with respect to the Company.

                           (x) This Agreement has been duly authorized, executed
                  and delivered by, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification or contribution provisions hereof may be limited by federal or state securities laws.

                           (xi) Such counsel does not know of any contracts,
                  agreements, documents or instruments required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and does not know of any amendment to the Registration Statement required to be filed that has not been filed; and insofar as any statements in the Registration Statement or the Prospectus constitute summaries of any contract, agreement, document or instrument to which the Company is a party, such statements are accurate summaries and fairly present the information called for with respect to such matters.

                           (xii) To the best of such counsel's knowledge, there
                  are no defects in title or leasehold interests, or any liens, encumbrances, equities, charges or claims, not disclosed in the Registration Statement or Prospectus which would materially affect the present occupancy or use of any of the real or personal property owned or leased by the Company.

                           (xiii) To the best of such counsel's knowledge,
                  except as described in the Prospectus, there are no United States patents of third parties which are infringed by the manufacture, use or sale of the products or processes currently made, used or sold by the Company.

                           (xiv) To the best of such counsel's knowledge there
                  are no legal, governmental or administrative proceedings pending or threatened against the Company that relate to patents, trademarks or other intellectual property, except for pending or proposed United States and foreign patent applications.

                           (xv) To the best of such counsel's knowledge, except
                  as described in the Prospectus, after due inquiry, the Company has not received any notice of conflict with the asserted rights of others in respect of any trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, patents, patent applications, know-how, or similar rights, nor of any threatened actions with respect thereto, which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the general affairs, financial position, net worth or results of operations of the Company.

                           (xvi) To the best of such counsel's knowledge, after
                  due inquiry, the Company owns, possesses or is licensed under all such material trademarks, trademark applications, trademark registrations, service marks, service mark registrations, copyrights, patents, patent applications and licenses as are described in the Prospectus and which are necessary for the Company's present or planned future business as described in the Prospectus.

                           (xvi) The performance of this Agreement and the
                  consummation of the transactions described herein will not result in a violation or default under, the Company's Articles of Incorporation, as amended, Bylaws or other governing documents. To the best of such counsel's knowledge, (a) the Company is not in violation of, or in default under, its Articles of Incorporation, as amended, Bylaws or other governing documents; and (b) the execution, delivery and performance of this Agreement and the consummation of the transactions described herein will not result in a material violation of, or a material default under, the terms or provisions of (A) any bond, debenture, note, or other evidence of indebtedness or any contract, license, indenture, mortgage, loan agreement, joint venture or partnership agreement, lease, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or (B) any law, order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental agency or court having jurisdiction over the Company or any of its properties.

                           (xvii) To the best of such counsel's knowledge, sales
                  of unregistered securities by the Company prior to the Effective Date were exempt from registration requirements of the Act and are not required to be integrated under Rule 502(a) of the Regulation D of the Act with the public offering contemplated hereby.

                           (xviii) The Company is not, and immediately upon
                  completion of the sale of the Shares contemplated hereby will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                           (xix) To the best of such counsel's knowledge, the
                  Company has not consummated any form of business combination which is required to be described or referenced in the Registration Statement that is not so described or referenced.

         In expressing the foregoing opinion, as to matters of fact relevant to conclusions of law, counsel may rely, to the extent that they deem proper, upon certificates of public officials and of the officers of the Company, provided that copies of such officers' certificates are attached to the opinion.

         In addition to the matters set forth above, such opinion shall also include a statement to the effect that, although such counsel cannot guarantee the accuracy, completeness or fairness of any of the statements contained in the Registration Statement, Prospectus, or any amendment thereof or supplement thereto in connection with such counsel's representation, investigation and due inquiry of the Company in the preparation of the Registration Statement, Prospectus and any amendment thereof or supplement thereto, nothing has come to the attention of such counsel which causes them to believe that the Registration Statement, Prospectus, or any amendment thereof or supplement thereto (other than the financial statements and supporting financial and statistical data included or incorporated therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that such opinion of counsel does not require any statement concerning statements in, or omissions from, the Registration Statement, Prospectus, or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by any of the Underwriters specifically for use in the preparation of the Registration Statement, Prospectus, or any such amendment or supplement.

                  (e) The Representative shall have received from Fredrikson & Byron, P.A., its counsel, such opinion or opinions as the Representative may reasonably require, dated as of each Closing Date and satisfactory in form and substance to the Representative, with respect to the sufficiency of corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby, and the Company shall have furnished to said counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters. In connection with such opinion, as to matters of fact relevant to conclusions of law, such counsel may rely, to the extent that they deem proper, upon representations or certificates of public officials and of responsible officers of the Company.

                  (f) The Underwriter and the Company shall have received letters, dated the date hereof and as of each Closing Date, from McGladery & Pullen, LLP independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus, all in form and substance satisfactory to the Representative and its counsel.

                  (g) The Representative shall have received from the Company a certificate, dated as of such Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that:

                           (i) The representations and warranties of the Company
                  in this Agreement are true and correct as if made on and as of such Closing Date. The Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at, or prior to, such date.

                           (ii) No stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or to the best knowledge of such officers contemplated under the 1933 Act.

                           (iii) Neither the Registration Statement nor the
                  Prospectus nor any amendment thereof or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth; provided, however, that such certificate does not require any representation concerning statements in, or omissions from, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by any of the Underwriters specifically for use in the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement.

                           (iv) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, and except as contemplated or referred to in the Prospectus, no event has occurred that should have been set forth in an amendment or supplement to Registration Statement or the Prospectus which has not been so set forth and the Company has not incurred any direct or contingent liabilities or obligations material to the Company, or entered into any material transactions, except liabilities, obligations or transactions in the ordinary course of business, and there has not been any change in the capital stock or long-term debt of the Company, (including any capitalized lease obligations), any material increase in the short-term debt of the Company, any material adverse change in the financial position, net worth or results of operations of the Company or declaration or payment of any dividend.

                           (v) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss of, or damage to, its properties, whether or not insured.

                           (vi) Except as is otherwise expressly stated in the
                  Registration Statement and Prospectus, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body, or, to the best of their knowledge, threatened, to which the Company is a party or of which the business or property of the Company is the subject.

                  (h) The Representative shall have received, dated as of each Closing Date, from the Secretary of the Company a certificate of incumbency certifying the names, titles and signatures of the officers authorized to carry out the resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement, a copy of such resolutions to be attached to such certificate, certifying that such resolutions and the Articles of Incorporation, as amended of the Company and the Bylaws of the Company have been validly adopted and have not been amended or modified.

                  (i) The Representative shall have received an original written agreement from each of the officers, directors and stockholders of the Company, that for twelve months following the Effective Date, such person will not, without the Representative's prior written consent, sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, other than by gift to donees who agree to be bound by the same restriction or by will or the laws of descent, any of his or her Common Stock, or any options, warrants or rights to purchase Common Stock or any shares of Common Stock received upon exercise of any options, warrants or rights to purchase Common Stock, all of which are beneficially held by such persons during the twelve month period.

                  (j) The Company shall not have failed to have performed any of its agreements herein contained and required to be performed by it at or prior to the First Closing Date or the Second Closing Date, as the case may be. The Representative may waive in writing the performance of any one or more of the conditions specified in this Section 4 or extend the time for their performance.

                  (k) The Shares shall have been registered or qualified for sale or exempt from such registration or qualification under the securities laws of such jurisdictions as designated by the Representative such qualifications or exemptions shall continue in effect to and including the First Closing Date or the Second Closing Date, as the case may be.

                  (l) The Company shall have furnished to the Representative, dated as of the date of each Closing Date, such further certificates and documents as the Representative or its counsel shall have reasonably required.

                  (m) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representative and its legal counsel. All statements contained in any certificate, letter, or other document delivered pursuant hereto by, or on behalf of, the Company shall be deemed to constitute representations and warranties of the Company.

                  (n) The Representative may waive in writing the performance of any one or more of the conditions specified in this Section 4 or extend the time for their performance.

                  (o) If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date by the Representative. Any such cancellation shall be without liability of the Underwriters to the Company and shall not relieve the Company of its obligations under Section 3(g) hereof. Notice of such cancellation shall be given to the Company at the address specified in Section 11 hereof in writing, or by telegraph or telephone confirmed in writing.

         5. Representative's Warrants. On the First Closing Date, the Company shall sell to the Representative for $50 the Representative's Warrants, which warrants shall first become exercisable one year after the Effective Date and shall remain exercisable for a period of four years thereafter. The Representative's Warrants shall be subject to certain transfer restrictions and shall be in substantially the form filed as an exhibit to the Registration Statement and attached as Appendix A hereto.

         6. Indemnification.

                  (a) The Company hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or each such controlling person may become subject, under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or judicial or governmental actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus if used prior to the Effective Date of the Registration Statement or in the Prospectus (as amended or as supplemented, if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or controlling person (subject to the limitation set forth in Section 6(c) hereof) in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement, or alleged untrue statement, omission or alleged omission, made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, any

         Underwriter specifically for use in the preparation of the Registration Statement or any such post effective amendment thereof, any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or any Underwriter filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction; and provided further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any Preliminary Prospectus but eliminated or remedied in the Prospectus, such indemnity agreement shall not inure to the benefit of any Underwriter if the person asserting any loss, claim, damage or liability purchased the Shares from such Underwriter which are the subject thereof (or to the benefit of any person who controls such Underwriter), if a copy of the Prospectus was not sent or given to such person with, or prior to, the written confirmation of the sale of such Shares to such person. This indemnity agreement is in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who has signed the Registration Statement and each person who controls the Company within the meaning of Section 15 of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject, under the 1933 Act, the 1934 Act, the common law, or otherwise, insofar as such losses, claims, damages, or liabilities (or judicial or governmental actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus if used prior to the Effective Date of the Registration Statement or in the Prospectus (as amended or as supplemented, if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or by any Underwriter and filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case to the extent, but only the extent, that such untrue statement, alleged untrue statement, omission or alleged omission, was made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, any Underwriter specifically for use in the preparation of the Registration Statement or any such post effective amendment thereof, any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or by any Underwriter and filed in any jurisdiction; and each Underwriter will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement is in addition to any liability which the Underwriters may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
         Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The omission so to notify the indemnifying party will not relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, unless such omission so to notify prejudices the indemnifying party's ability to defend such action. In case any such action is brought against any indemnified party and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party, it is advisable for such parties and controlling persons to be represented by separate counsel, any indemnified party shall have the right to employ separate counsel to represent it and all other parties and their controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or by the Company against the Underwriters hereunder, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party and paid as incurred. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the prior written consent of such indemnifying party.

         7. Contribution.

                  (a) If the indemnification provided for in Section 6 is unavailable under applicable law to any indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The Company and the Underwriters agree that contribution determined by per capita allocation (even if the Underwriters were considered a single person) would not be equitable. The respective relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion (A) in the case of the Company, as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount received but before deducting expenses) bears to the aggregate public offering price of the Shares and (B) in the case of the Underwriters, as the aggregate underwriting discount received by them bears to the aggregate public offering price of the Shares, in each case as reflected in the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto. The Underwriters' obligation to contribute pursuant to this section are several and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
         Section 7, each person who controls an Underwriter within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as such Underwriter, each person who controls the Company within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as the Company and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company.

                  (b) Promptly after receipt by a party to this Agreement of notice of the commencement of any action, suit or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relieve the Contributing Party from any liability which it may have to any party other than under this
         Section 7, unless such omission so to
         notify prejudices the Contributing Party's ability to defend such action. Any notice given pursuant to Section 6 hereof shall be deemed to be like notice under this Section 7. In case any such action, suit or proceeding is brought against any party, and such person notifies a Contributing Party of the commencement thereof, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified.

         8. Effective Date of This Agreement and Termination.

                  (a) This Agreement shall become effective at 8:00 a.m., Minneapolis time, on the day on which the Underwriters release the initial public offering of the Firm Shares for sale to the public. The Representative shall notify the Company immediately after any action has been taken which causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company or the Representative by giving notice as hereinafter provided, except that the provisions of Sections 3(g), 6, 7 and 8 shall at all times be effective. For purposes of this Agreement, the release of the initial public offering of the Firm Shares for sale to the public shall be deemed to have been made when the Underwriters release, by telegram or otherwise, firm offers of the Firm Shares to securities dealers or release for publication a newspaper advertisement relating to the Firm Shares, whichever occurs first. This Agreement, shall nevertheless, become effective at such time earlier than the time specified above as the Representative may determine, by notice to the Company.

                  (b) Until the First Closing Date, this Agreement may be terminated by the Representative, at its option, by giving notice to the Company, if (i) the Company shall have sustained a loss by fire, flood, accident or other calamity which is material with respect to the business of the Company; the Company shall have become a party to material litigation, not disclosed in the Registration Statement or the Prospectus; or the business or financial condition of the Company shall have become the subject of any material litigation, not disclosed in the Registration Statement or the Prospectus; or there shall have been, since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the general affairs, business, key personnel, capitalization, financial position or net worth of the Company, whether or not arising in the ordinary course of business, which loss or change, in the reasonable judgment of the Representative, shall render it inadvisable to proceed with the delivery of the Shares, whether or not such loss shall have been insured; (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange, Nasdaq National Market, Nasdaq Small Cap Market or the over-the-counter market shall have been suspended or minimum prices shall have been established on such exchange by the SEC or by such exchanges or markets; (iii) a general banking moratorium shall have been declared by federal, New York or Minnesota authorities; (iv) there shall have been such a material adverse change in general economic, monetary, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such that, in the judgment of the Representative, makes it inadvisable to proceed with the delivery of the Shares; (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of either of any court or other governmental authority which, in the judgment of the Representative, materially and adversely affects or will materially and adversely affect the business or operations of the Company; (vi) there shall be a material outbreak of hostilities or material escalation and deterioration in the political and military situation between the United States and any foreign power, or a formal declaration of war by the United States of America shall have occurred; or (vii) the Company shall have failed to comply with any of the provisions of this Agreement on its part to be performed on or prior to such date or if any of the conditions, agreements, representations or warranties of the Company shall not have been fulfilled within the respective times provided for in this Agreement. Any such termination shall be without liability of any party to any other party, except as provided in Sections 6 and 7 hereof; provided, however, that the Company shall remain obligated to pay costs and expenses to the extent provided in
         Section 3(g) hereof.

                  (c) If the Representative elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 8, it shall notify the Company promptly by telegram or telephone, confirmed by letter sent to the address specified in Section 11 hereof. If the Company shall elect to prevent this Agreement from becoming effective, it shall notify the Representative promptly by telegram or telephone, confirmed by letter sent to the address specified in Section 11 hereof.

         9. Default of Underwriter. If any Underwriter or Underwriters default in their obligation to purchase the Firm Shares hereunder and the aggregate amount of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total amount of Firm Shares, the other Underwriters shall be obligated, severally, in proportion to their respective commitments hereunder, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so defaults and the aggregate amount of Firm Shares with respect to which such default or defaults occur is more than 10% of the total number of Firm Shares and arrangements satisfactory to the Representative and the Company for purchase of such Firm Shares by other persons (who may include one or more of the nondefaulting Underwriters, including the Representative) are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company except for the provisions of Sections 6 and 7 hereof. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for more than seven days, in order that any required changes, not including a reduction in the number of Firm Shares, to the Registration Statement and the Prospectus of any other documents or arrangements may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. Survival of Indemnities, Contribution Agreements, Warranties and Representations. The respective indemnity and contribution agreements of the Company and the Underwriters contained in Sections 6 and 7, respectively, the representations and warranties of the Company set forth in Section 1 hereof and the covenants of the Company set forth in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Underwriters, the Company, any of its officers and directors, or any controlling person referred to in Sections 6 and 7, and shall survive the delivery of and payment for the Shares. The aforesaid indemnity and contribution agreements shall also survive any termination or cancellation of this Agreement. Any successor of any party or of any such controlling person, or any legal representative of such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

         11. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to Representative or any of the Underwriters, shall be mailed, delivered or telegraphed and confirmed, to R.J. Steichen & Company, One Financial Plaza, Suite 100, Minneapolis, Minnesota 55402-2543, Attention: Patrick M. Sidders, with a copy to Melodie R. Rose, Esq., Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402; or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed, to Industrial Rubber Products, Inc., 3804 East Beltline, Hibbing, Minnesota 55746, Attention: Daniel O. Burkes, with a copy to John N. Nys, Johnson, Killen, Thibodeau & Seiler, P.A., 811 Norwest Center, Duluth, Minnesota 55802.

         12. Information Furnished by the Underwriter. The statements relating to the stabilization activities of the Underwriters and the statements under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the written information furnished by, or on behalf of, the Underwriters specifically for use with reference to the Underwriters referred to in Section 1(b) and Section 6 hereof.

         13. Parties. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company, their respective successors and assigns, and the officers, directors and controlling persons referred to in Sections 6 and 7. Nothing expressed in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto, their respective successors and assigns, and the controlling persons, officers and directors referred to in Sections 6 and 7 any legal or equitable right, remedy, or claim under, or in respect of, this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors, assigns and such controlling persons, officers and directors, and for the benefit of no other person or corporation. No purchaser of any Shares from the Underwriters shall be construed a successor or assign merely by reason of such purchase.

         14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota, without regard to the conflict of law provisions thereof.

         If the foregoing is in accordance with the Representative's understanding of this agreement, kindly sign and return to the Company the enclosed counterpart of this Agreement, whereupon it will become a binding agreement between the Company and each of the several Underwriters in accordance with its terms.

                                            Very truly yours,

                                            INDUSTRIAL RUBBER PRODUCTS, INC.

                                            By__________________________________

                                            Its_________________________________

                                   ACCEPTANCE

The foregoing Underwriting Agreement is hereby confirmed and accepted by the undersigned for itself and as Representative of the several Underwriters referred to in the foregoing Agreement as of the date first above written.

R. J. STEICHEN & COMPANY

By________________________________

Its_______________________________

                                   SCHEDULE I

Name of Underwriter                                        Number of Firm Shares

1.       R. J. Steichen and Company

2.       [NAME]

3.       [NAME]

4.       [NAME]

5.       [NAME]

6.       [NAME]

7.       [NAME]

8.       [NAME]

9.       [NAME]

10.      [NAME]

                  TOTAL

                                   APPENDIX A

                                     WARRANT

                   TO PURCHASE 140,000 SHARES OF COMMON STOCK
                                       OF
                        INDUSTRIAL RUBBER PRODUCTS, INC.

                            ___________________, 1998
                                 (issuance date)

         THIS CERTIFIES THAT, for good and valuable consideration, R. J. Steichen & Company (the "Representative"), or its registered assigns, is entitled to subscribe for and purchase from, Industrial Rubber Products, Inc., a Minnesota corporation (the "Company"), at any time after the one-year anniversary of the issuance date of this Warrant, to and including the five-year anniversary of the issuance date of this Warrant, 140,000 fully paid and nonassessable shares of the Common Stock of the Company at the price of $6.00 per share (the "Warrant Exercise Price"), subject to the antidilution provisions of this Warrant. Reference is made to this Warrant in the Underwriting Agreement dated ______________, 1998, by and between the Company and the Representative. The shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder" means the Representative, any party who acquires all or a part of this Warrant as a registered transferee of the Representative, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. As used herein, the term "Common Stock" means and includes the Company's presently authorized common stock, $.001 par value, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the Holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

         This Warrant is subject to the following provisions, terms and conditions:

         1. Exercise; Transferability.

         (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such shares.

         (b) This Warrant may not be sold, assigned, hypothecated, or otherwise transferred until the one year anniversary of the issuance date of this Warrant. Thereafter, this Warrant may not be sold, assigned, hypothecated, or otherwise transferred other than by will or pursuant to the operation of law, except to a person who is an officer of the Representative. Further, this Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant shares issued pursuant to exercise of this Warrant be transferred, except as provided in Section 7 hereof.

         2. Exchange and Replacement. Subject to Sections l and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the Representative shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section
2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

         3. Issuance of the Warrant Shares.

         (a) The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of the subsection (b) below, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

         (b) Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws, except as provided in Section 9 hereof. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 30 calendar days from the date the Company delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

         4. Covenants of the Company. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         5. Antidilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

         (a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

                  (i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

                  (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

                  (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 5.

         (b) Upon each adjustment of the Warrant Exercise Price pursuant to
Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

         (c) In case of any consolidation or merger to which the Company is a party, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Subsection (a) of this Section above but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

         (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock or other securities purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         7. Notice of Transfer of Warrant or Resale of the Warrant Shares.

         (a) Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

         (b) If in the opinion of either of the counsel referred to in this
Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of both such counsel, are permitted by law.

         8. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section 8, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term "Market Price" with respect to shares of Common Stock of any class or series means the closing sale price reported by Nasdaq National Market or any national securities exchange or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or quoted in Nasdaq SmallCap, or if not listed on a national securities exchange or quoted in Nasdaq SmallCap Market, the average of the last reported closing bid and asked prices as reported by Metro Data Company, Inc. from quotations by market makers in such Common Stock on the Minneapolis-St. Paul local over-the-counter market.

         9. Registration Rights.

         (a) If at any time after the one-year anniversary of the issuance date of this Warrant and prior to the end of the two-year period following complete exercise of this Warrant or the close of business on the seven-year anniversary of the issuance of this Warrant, whichever occurs earlier, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its securities, it will give written notice to all Holders of this Warrant, any Warrants issued pursuant to Section 2 and/or Section 3(a) hereof, and any Warrant Shares of its intention to do so and, on the written request of any such Holder given within thirty (30) days after the receipt of any such notice (which request shall specify the interest in this Warrant or the Warrant Shares intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrant Shares, the Holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that if a greater number of Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

         (b) Further, on a one-time basis during the four-year period commencing on the one-year anniversary of the issuance date of this Warrant, upon request by the Holder or Holders of a majority in interest of this Warrant, of any Warrants issued pursuant to Section 2 and/or Section 3(a) hereof, and of any Warrant Shares, the Company will promptly take all necessary steps to register or qualify, on Form S-3 (or successor form) under the 1933 Act and the securities laws of such states as the Holders may reasonably request, such number of Warrant Shares issued and to be issued upon conversion of the Warrants requested by such Holders in their request to the Company. The Company shall keep effective and maintain any registration, qualification, notification, or approval specified in this Paragraph (b), and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law, for such period, as may be reasonably necessary for such Holders or Holders of such Warrant Shares to dispose of such Warrant Shares.

         (c) With respect to each inclusion of securities in a registration statement pursuant to this Section 9, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders and any other expenses relating to the sale of securities by the selling Holders not expressly included above shall be borne by the selling Holders.

         (d) The Company hereby indemnifies each of the Holders of this Warrant and of any Warrant Shares, and the officers and directors, if any, who control such Holders, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein; and each such Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its directors, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by such Holder expressly for use therein.

         10. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the holder of this Warrant and the Company. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota without regard to its choice of law provisions.

         IN WITNESS WHEREOF, Industrial Rubber Products, Inc. has caused this Warrant to be signed by its duly authorized officer as of the date first above written.



                                                INDUSTRIAL RUBBER PRODUCTS, INC.

                                                By______________________________

                                                Its_____________________________

TO: INDUSTRIAL RUBBER PRODUCTS, INC.

NOTICE OF EXERCISE OF WARRANT         To Be Executed by the Registered Holder in
                                      Order to Exercise the Warrant

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, _________________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of

                                                   -----------------------------
                                                            (Print Name)

Please insert social security
or other identifying number
of registered Holder of
certificate (______________)            Address:

                                                  ------------------------------

                                                  ------------------------------


Date:
     ------------------------                     ------------------------------
                                                             Signature*

*The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.

                                 ASSIGNMENT FORM

To be signed only upon authorized transfer of Warrants.

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _____________________________ the right to purchase the securities of Industrial Rubber Products, Inc., Incorporated to which the within Warrant relates and appoints _____________, attorney, to transfer said right on the books of Industrial Rubber Products, Inc., Incorporated with full power of substitution in the premises.

Dated:
      ---------------------                  ------------------------------
                                                       (Signature)

                                                      Address:

                                             ------------------------------

                                             ------------------------------


                                             Social Security or Tax I.D. Number
                                             of Assignee:

                                             -------------------------------